Exhibit 99.1

For Immediate Release
Aug. 1, 2014
PNM Resources Reports Second Quarter Results
2014 Earnings Guidance Narrowed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
GAAP net earnings	$29.1	$27.7	$41.6	$38.3
GAAP diluted EPS	$0.36	$0.34	$0.52	$0.48
Ongoing net earnings	$31.5	$30.3	$45.7	$45.1
Ongoing diluted EPS	$0.39	$0.38	$0.57	$0.56

(ALBUQUERQUE, N.M.) - (ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today released the company’s 2014 second quarter earnings results. In addition, management narrowed its 2014 consolidated ongoing earnings guidance to a range of $1.44 to $1.51 per diluted share. The midpoint of the 2014 consolidated ongoing earnings guidance range remains at $1.47.

“The company remained on track in the second quarter, successfully navigating the challenges caused by lingering economic headwinds in New Mexico, while benefitting from steady growth in Texas,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “PNM also filed with the NM Public Regulation Commission a comprehensive Integrated Resource Plan developed through a year of research and collaboration with stakeholders. The IRP incorporates our plan to retire 2 units of the San Juan Generating Station to meet federal haze regulations, and helps the company move toward a more balanced fuel portfolio, in part by adding more renewable energy resources.”

SEGMENT REPORTING OF 2014 SECOND QUARTER AND YEAR TO DATE EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
GAAP net earnings	$20.2	$26.0	$27.8	$37.4
GAAP diluted EPS	$0.25	$0.32	$0.35	$0.46
Ongoing net earnings	$22.5	$24.3	$31.5	$38.4
Ongoing diluted EPS	$0.28	$0.30	$0.39	$0.48

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PNM Resources Reports Q2 Earnings            8-1-14                        p. 2 of 3

•
PNM’s ongoing earnings benefitted from rate relief, higher market prices for Palo Verde unit 3, reduced outage expenses, and off system sales. These gains partially offset a decline in load, weather, and tax expense for R&D credits resulting from IRS exam settlements which was offset in Corporate and Other.

TNMP - an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
GAAP net earnings	$9.5	$8.3	$16.3	$12.1
GAAP diluted EPS	$0.12	$0.10	$0.20	$0.15
Ongoing net earnings	$9.6	$8.3	$16.4	$12.1
Ongoing diluted EPS	$0.12	$0.10	$0.20	$0.15

•	TNMP’s ongoing earnings benefitted from rate relief and a savings in O & M expenses.

Corporate and Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
GAAP net earnings (loss)	($0.6)	($6.7)	($2.5)	($11.2)
GAAP diluted EPS	($0.01)	($0.08)	($0.03)	($0.14)
Ongoing net earnings (loss)	($0.6)	($2.4)	($2.2)	($5.4)
Ongoing diluted EPS	($0.01)	($0.02)	($0.02)	($0.07)

•
Corporate and Other benefitted from lower interest expense and the reversal of a tax reserve for R&D credits resulting from IRS exam settlements, which was offset in PNM. These benefits at Corporate and Other were offset by expired tax credit investments at the holding company.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
SECOND QUARTER CONFERENCE CALL: 11 AM EASTERN TODAY
PNM Resources will discuss second quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources second quarter conference call.”

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PNM Resources Reports Q2 Earnings            8-1-14                    p. 3 of 3

A telephone replay will be available at 2 p.m. Eastern until midnight August 15 by dialing (855) 859-2056 or (404) 537-3406 and using the confirmation code 70452858. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2013 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,572 megawatts of generation capacity and provides electricity to more than 746,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP net earnings, nor their probable impact on GAAP net earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended June 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$20,214	$9,534	$(607)	$29,141
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	258	—	—	258
Net change in unrealized impairments of available-for-sale securities[2]	(55)	—	—	(55)
Process improvement initiatives[3]	1,115	34	—	1,149
San Juan Coal Company audit arbitration[4]	1,015	—	—	1,015
Total Adjustments	2,333	34	—	2,367
Ongoing Earnings (Loss)	$22,547	$9,568	$(607)	$31,508

Six Months Ended June 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$27,757	$16,336	$(2,484)	$41,609
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[5]	1,931	—	—	1,931
Net change in unrealized impairments of available-for-sale securities[2]	(274)	—	—	(274)
New Mexico corporate income tax rate change[6]	—	—	241	241
Process improvement initiatives[3]	1,115	34	—	1,149
San Juan Coal Company audit arbitration[4]	1,015	—	—	1,015
Total Adjustments	3,787	34	241	4,062
Ongoing Earnings (Loss)	$31,544	$16,370	$(2,243)	$45,671

2014 income tax effects calculated using tax rates of 35.00% for TNMP and 39.42% for other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[7] impacts reflected in "Electric Operating Revenues" ($442 thousand reduction) and "Cost of energy" ($16 thousand reduction)
[2]Pre-tax[7] impact reflected in "Gains on available-for-sale securities"
[3]Pre-tax[7] impact reflected in "Administrative and general"
[4]Pre-tax[7] impact reflected in "Cost of energy"
[5]Pre-tax[7] impacts reflected in "Electric Operating Revenues" ($3,365 thousand reduction) and "Cost of energy" ($177 thousand reduction)
[6]Impact reflected in "Income Taxes"
[7]Tax impacts reflected in "Income Taxes"

PNM Resources
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$25,992	$8,339	$(6,653)	$27,678
Adjusting items, net of income tax effects
Loss on reacquired debt[1]	—	—	706	706
Mark-to-market impact of economic hedges[2]	(1,871)	—	—	(1,871)
Net change in unrealized impairments of available-for-sale securities[3]	228	—	—	228
New Mexico corporate income tax rate change[4]	—	—	1,234	1,234
State tax credit impairment[4]	—	—	2,362	2,362
Total Adjustments	(1,643)	—	4,302	2,659
Ongoing Earnings (Loss)	$24,349	$8,339	$(2,351)	$30,337

Six Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$37,429	$12,065	$(11,190)	$38,304
Adjusting items, net of income tax effects
Loss on reacquired debt[1]	—	—	706	706
Mark-to-market impact of economic hedges[5]	1,091	—	—	1,091
Net change in unrealized impairments of available-for-sale securities[3]	(134)	—	—	(134)
New Mexico corporate income tax rate change[4]	—	—	1,234	1,234
State tax credit impairment[4]	—	—	3,880	3,880
Total Adjustments	957	—	5,820	6,777
Ongoing Earnings (Loss)	$38,386	$12,065	$(5,370)	$45,081

2013 income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[6] impact reflected in "Other (deductions)"
[2]Pre-tax[6] impacts reflected in "Electric Operating Revenues" ($3,373 thousand increase) and "Cost of energy" ($276 thousand increase)
[3]Pre-tax[6] impact reflected in "Gains on available-for-sale securities"
[4]Impact reflected in "Income Taxes"
[5]Pre-tax[6] impacts reflected in "Electric Operating Revenues" ($2,547 thousand reduction) and "Cost of energy" ($742 thousand reduction)
[6]Tax impacts reflected in "Income Taxes"

PNM Resources
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended June 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.25	$0.12	$(0.01)	$0.36
Adjusting items
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
Process improvement initiatives	0.01	—	—	0.01
San Juan Coal Company audit arbitration	0.01	—	—	0.01
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.28	$0.12	$(0.01)	$0.39
Average Diluted Shares Outstanding: 80,227,063

Six Months Ended June 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.35	$0.20	$(0.03)	$0.52
Adjusting items
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	—	—
Process improvement initiatives	0.01	—	—	0.01
San Juan Coal Company audit arbitration	0.01	—	—	0.01
Total Adjustments	0.04	—	—	0.04
Ongoing Earnings (Loss)	$0.39	$0.20	$(0.02)	$0.57
Average Diluted Shares Outstanding: 80,307,180

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.32	$0.10	$(0.08)	$0.34
Adjusting items
Loss on reacquired debt	—	—	0.01	0.01
Mark-to-market impact of economic hedges	(0.02)	—	—	(0.02)
Net change in unrealized impairments of NDT securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	0.02	0.02
State tax credit impairment	—	—	0.03	0.03
Total Adjustments	(0.02)	—	0.06	0.04
Ongoing Earnings (Loss)	$0.30	$0.10	$(0.02)	$0.38
Average Diluted Shares Outstanding: 80,454,538

Six Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.46	$0.15	$(0.14)	$0.48
Adjusting items
Loss on reacquired debt	—	—	0.01	0.01
Mark-to-market impact of economic hedges	0.01	—	—	0.01
Net change in unrealized impairments of NDT securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	0.02	0.02
State tax credit impairment	—	—	0.04	0.04
Total Adjustments	0.01	—	0.07	0.08
Ongoing Earnings (Loss)	$0.48	$0.15	$(0.07)	$0.56
Average Diluted Shares Outstanding: 80,517,361

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 5
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Electric Operating Revenues	$346,160	$347,599	$675,057	$665,263
Operating Expenses:
Cost of energy	109,419	105,659	222,033	210,365
Administrative and general	45,235	43,139	89,093	87,829
Energy production costs	45,846	46,831	93,134	90,404
Depreciation and amortization	42,163	41,639	84,130	82,446
Transmission and distribution costs	16,068	17,148	32,974	33,443
Taxes other than income taxes	16,133	15,316	33,644	32,205
Total operating expenses	274,864	269,732	555,008	536,692
Operating income	71,296	77,867	120,049	128,571
Other Income and Deductions:
Interest income	2,040	2,833	4,158	5,467
Gains on available-for-sale securities	4,699	3,217	7,272	4,747
Other income	3,180	2,610	4,754	4,323
Other (deductions)	(2,169)	(4,194)	(5,102)	(7,546)
Net other income and deductions	7,750	4,466	11,082	6,991
Interest Charges	29,972	30,616	59,506	61,914
Earnings before Income Taxes	49,074	51,717	71,625	73,648
Income Taxes	15,893	20,334	22,313	28,303
Net Earnings	33,181	31,383	49,312	45,345
(Earnings) Attributable to Valencia Non-controlling Interest	(3,908)	(3,573)	(7,439)	(6,777)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings Attributable to PNMR	$29,141	$27,678	$41,609	$38,304
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.37	$0.35	$0.52	$0.48
Diluted	$0.36	$0.34	$0.52	$0.48
Dividends Declared per Common Share	$0.185	$0.165	$0.370	$0.330